EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


(a) First Investors (Vermont) Holdings, Inc., a Vermont corporation and wholly-owned subsidiary of the Registrant.

(b) First Investors Financial Services, Inc., a Texas corporation and wholly-owned subsidiary of the Registrant.

(c) FIALAC Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant.

(d) F.I.R.C., Inc., a Delaware corporation and wholly-owned subsidiary of First Investors Financial Services, Inc.

(e) First Investors Auto Receivables Corporation, a Delaware corporation and wholly-owned subsidiary of First Investors Financial Services, Inc.

(f) First Investors Auto Capital Corporation, a Delaware corporation and wholly-owned subsidiary of First Investors Financial Services, Inc.

(g) First Investors Insurance Company, a Vermont corporation and wholly-owned subsidiary of First Investors Financial Services, Inc.

(h) Farragut Financial Corporation, a Delaware corporation and wholly-owned subsidiary of First Investors Financial Services, Inc.

(i) FIFS Acquisition Funding Company LLC, a Delaware limited liability corporation and majority owned subsidiary of First Investors Financial Services, Inc.

(j) Auto Lenders Acceptance Corporation, a Delaware corporation and wholly-owned subsidiary of First Investors Financial Services, Inc.

(k) ALAC Receivables Corporation, a Delaware corporation and wholly-owned subsidiary of Auto Lenders Acceptance Corporation.

(l) ALAC Automobile Receivables Trust 1997-1, a Delaware business trust and wholly-owned subsidiary of ALAC Receivables Corporation.

(m) ALAC Automobile Receivables Trust 1998-1, a Delaware business trust and wholly-owned subsidiary of ALAC Receivables Corporation.

(n) ALAC LLC, a Delaware limited liability corporation and wholly-owned subsidiary of ALAC Receivables Corporation.